                                 SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            CYBERIAN OUTPOST, INC.
                              (a/k/a OUTPOST.COM)
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1) Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------

  2) Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------------

  4) Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------------------

  5) Total fee paid:

    ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

  1) Amount previously paid:

    ------------------------------------------------------------------------

  2) Form, Schedule or Registration Statement No:

    ------------------------------------------------------------------------

  3) Filing party:

    ------------------------------------------------------------------------

  4) Date Filed:

    ------------------------------------------------------------------------

                             [LOGO OF OUTPOST.COM]

                                                                  June 28, 2000

Dear Stockholder,

  It is my pleasure to invite you to the 2000 Annual Meeting of Stockholders of Cyberian Outpost, Inc. (a/k/a Outpost.com).

  We will hold the meeting at 10:30 a.m. on Wednesday, July 26, 2000 at the Sheraton NY Hotel & Towers, 7th Avenue & 52nd Street, Riverside Suite 3rd Floor, New York, NY. In addition to the formal items of business, I will review the major developments of the past year and answer your questions.

  This booklet includes our Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Outpost.com.

  Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

  We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Robert A. Bowman

                                          Robert A. Bowman
                                          President and Chief Executive
                                           Officer

                            YOUR VOTE IS IMPORTANT.
                      PLEASE RETURN YOUR PROXY PROMPTLY.

                             [LOGO OF OUTPOST.COM]

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS


                         Date: July 26, 2000

                         Time: 10:30 a.m.

                     Place:   Sheraton NY Hotel & Towers,
                               7th Avenue & 52nd Street,
                               Riverside Suite 3rd Floor,
                               New York, NY


Dear Stockholders:

  At our Annual Meeting, we will ask you to:

    .  Elect three directors;

    . Approve an amendment to increase the number of shares available under our 1998 Employee, Director and Consultant Stock Plan;

    . Ratify the selection of KPMG LLP as independent auditors for our fiscal year ending February 28, 2001; and

    . Transact any other business that may properly be presented at the Annual Meeting.

  If you were a stockholder of record at the close of business on May 31, 2000, you may vote at the Annual Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS
                                       /s/ Katherine N. Vick

                                            Katherine N. Vick
                                            Secretary

June 28, 2000

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING...................   1
  Why Did You Send Me this Proxy Statement?...............................   1
  How Many Votes Do I Have?...............................................   1
  How Do I Vote by Proxy?.................................................   1
  May I Revoke My Proxy?..................................................   1
  How Do I Vote in Person?................................................   2
  What Vote is Required to Approve Each Proposal?.........................   2
  What is the Effect of Broker Non-Votes?.................................   2
  Is Voting Confidential?.................................................   2
  What Are the Costs of Soliciting these Proxies?.........................   2
  How Do I Obtain an Annual Report on Form 10-K?..........................   2
INFORMATION ABOUT OUTPOST.COM COMMON STOCK OWNERSHIP......................   3
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS........................   5
  The Board of Directors..................................................   5
  Committees of the Board of Directors and Meetings.......................   7
  Compensation of Directors...............................................   7
  Executive Officers......................................................   8
EXECUTIVE COMPENSATION....................................................  10
  Summary Compensation....................................................  10
  Option Grants...........................................................  10
  Option Exercises and Year-End Option Values.............................  11
  Employment Contracts and Change of Control Arrangements.................  11
  Report of Compensation Committee on Executive Compensation..............  13
RELATED PARTY TRANSACTIONS................................................  15
PERFORMANCE GRAPH.........................................................  15
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD..........................  16
  Proposal 1: Elect Three Directors.......................................  16
  Proposal 2: Approve Amendment to Our 1998 Employee, Director and
   Consultant Stock Plan..................................................  16
  Proposal 3: Ratify Selection of Independent Auditors for the Fiscal Year
   Ending February 28, 2001...............................................  19
OTHER MATTERS.............................................................  20
  Section 16(a) Beneficial Ownership Reporting Compliance.................  20
  Information About Stockholder Proposals.................................  20

                      PROXY STATEMENT FOR THE OUTPOST.COM
                      2000 ANNUAL MEETING OF STOCKHOLDERS

            GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

  We sent you this Proxy Statement and the enclosed proxy card because Outpost.com's Board of Directors is soliciting your proxy to vote at the 2000 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

  On June 28, 2000, we began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to vote. Only stockholders who owned Outpost.com common stock at the close of business on May 31, 2000 are entitled to vote at the Annual Meeting. On this record date, there were 28,475,610 shares of Outpost.com common stock outstanding. Outpost.com common stock is our only class of voting stock. We are also sending along with this Proxy Statement our 2000 Annual Report, which includes our financial statements.

How Many Votes Do I Have?

  Each share of Outpost.com common stock that you own entitles you to one vote.

How Do I Vote by Proxy?

  Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

  If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

  .  ""FOR'' the election of the three nominees for director;

  . ""FOR'' the amendment to the 1998 Employee, Director and Consultant Stock Plan; and

  . ""FOR'' ratification of the selection of independent auditors for our fiscal year ending February 28, 2001.

  If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

May I Revoke My Proxy?

  If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

  .  You may send in another proxy with a later date;

  . You may notify Outpost.com's Secretary in writing before the Annual Meeting that you have revoked your proxy; or

  .  You may vote in person at the Annual Meeting.

How Do I Vote in Person?

  If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on May 31, 2000, the record date for voting.

What Vote is Required to Approve Each Proposal?

 Proposal 1: Elect Three           The three nominees for director who receive
 Directors                         the most votes will be elected.

 Proposal 2: Approve Amendment     The affirmative vote of a majority of the
 to Increase the Shares            votes cast at the Annual Meeting is
 Available under our 1998          required.
 Employee, Director and
 Consultant Stock Plan



 Proposal 3: Ratify Selection      The affirmative vote of a majority of the
 of Auditors                       votes cast at the Annual Meeting is
                                   required.

What is the Effect of Broker Non-Votes?

  If your broker holds your shares in its name, the broker will be entitled to vote your shares on both Proposal 1 and Proposal 3 even if it does not receive instructions from you. Your broker is not entitled to vote on Proposal 2 unless it receives instructions from you. If your broker does not vote your shares on Proposal 2, such "broker non-votes" and abstentions from voting will not be counted for purposes of tabulating the votes cast.

Is Voting Confidential?

  We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election (Automatic Data Processing Investor Communications Services) examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

  We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

How Do I Obtain an Annual Report on Form 10-K?

  If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended February 29, 2000, that we filed with the Securities and Exchange Commission, we will send you one without charge. Please write to:

                              Investor Relations
                                  Outpost.com
                      23 North Main Street, P.O. Box 636
                            Kent, Connecticut 06757

  or contact us via email at investors@outpost.com.

             INFORMATION ABOUT OUTPOST.COM COMMON STOCK OWNERSHIP

  The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 31, 2000 for (a) the executive officers named in the Summary Compensation Table on page 10 of this Proxy Statement, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. The address for each director and executive officer listed is: c/o Outpost.com., 23 North Main Street, P.O. Box 636, Kent, Connecticut 06757. Shares of common stock that may be acquired by an individual or group within 60 days of May 31, 2000, pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by such stockholders. Percentage of ownership is based on 28,475,610 shares of common stock outstanding on May 31, 2000.

                                                                  Shares
                                                               Beneficially
                                                                   Owned
                                                             -----------------
                  Name of Beneficial Owner                    Number   Percent
                  ------------------------                   --------- -------
Executive Officers, Directors and Director Nominees
Robert A. Bowman(1).........................................   385,000   1.3%
Darryl Peck(2).............................................. 3,621,701  12.5%
Katherine N. Vick(3)........................................   523,507   1.8%
Philip J. Rello(4)..........................................   122,500     *
Raymond A. Maccio(5)........................................    37,500     *
Bruce C. Schellinkhout(6)...................................   108,333     *
Charles H. Jackson, IV(7)................................... 1,000,703   3.5%
Michael Murray(8)...........................................    44,000     *
William H. Lane III(9)......................................    30,000     *
James E. Preston(10)........................................    60,000     *
Donald Riegle, Jr.(11)......................................         0     *
Leo J. Hindery, Jr.(11).....................................         0     *
All current directors and executive officers as a group (13
 persons)(12)............................................... 5,943,744  20.0%
Five Percent Stockholders
Winfield Capital Corp....................................... 1,454,855   5.1%
   237 Mamaroneck Avenue
   White Plains, New York 10605

--------
  *   Less than 1%
 (1) Includes 120,000 shares subject to options exercisable within 60 days of May 31, 2000. Also includes purchases of 265,000 shares over the last year.
 (2) Includes 185,100 shares held by a limited partnership for the benefit of Mr. Peck's children. Mr. Peck is the general partner of the limited partnership and has sole voting and investment power with respect to these shares. Also includes 480,480 shares subject to options exercisable within 60 days of May 31, 2000.
 (3) Includes 331,828 shares subject to options exercisable within 60 days of May 31, 2000. Also includes 8,060 shares that were gifted by Ms. Vick to her husband as custodian for her son and daughter under the Connecticut Uniform Transfer to Minors Act. Ms. Vick disclaims beneficial ownership of these shares.
 (4) Includes 122,000 shares subject to options exercisable within 60 days of May 31, 2000.
 (5) Consists of 37,500 shares subject to options exercisable within 60 days of May 31, 2000.
 (6) Consists of 108,333 shares subject to options exercisable within 60 days of May 31, 2000.
 (7) Consists of shares owned by a trust for the benefit of Mr. Jackson and his wife. Mr. Jackson and his wife are co-trustees of the trust and share voting and investment power with respect to these shares. Excludes 105,738 shares held by a trust for the benefit of Mr. Jackson's children. Mr. Jackson disclaims beneficial ownership of the shares owned by this trust. Also includes purchases of 161,000 shares over the last year.

 (8) Consists of 44,000 shares subject to options exercisable within 60 days of May 31, 2000.
 (9) Includes 25,000 shares subject to options exercisable within 60 days of May 31, 2000. Also includes purchases of 5,000 shares over the last year.
(10) Includes 25,000 shares subject to options exercisable within 60 days of May 31, 2000. Also includes purchases of 35,000 shares over the last year.
(11) Nominated for election to our Board of Directors. Excludes 25,000 shares of our common stock subject to an immediately exercisable option, which will be automatically granted if elected to our Board of Directors at the Annual Meeting.
(12) See footnotes 1 through 10 above. Also includes 3,000 shares subject to options exercisable within 60 days of May 31, 2000 held by executive officers not listed individually in this table.

              INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

  Our Certificate of Incorporation and By-Laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of seven members, classified into three classes as follows: (1) Katherine N. Vick and Charles H. Jackson, IV constitute a class with a term ending at the 2000 Annual Meeting; (2) Darryl Peck and Michael Murray constitute a class with a term ending at the 2001 Annual Meeting; and (3) Robert A. Bowman, William H. Lane III and James E. Preston constitute a class with a term which expires at the 2002 Annual Meeting.

  Mr. Jackson will not stand for reelection at the Annual Meeting. Accordingly, on June 19, 2000, our Board of Directors voted to nominate Katherine N. Vick and Donald Riegle, Jr. for election at the Annual Meeting for a term of three years to serve until the 2003 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. On June 27, 2000, our Board of Directors voted to increase the number of directors to eight and nominated Leo J. Hindery, Jr. for election at the Annual Meeting for a term of three years to serve until the 2003 Annual Meeting of Stockholders and until his successor has been elected and qualified.

  The names of our current directors and our director nominees and certain information about them are set forth below:

             Name           Age                    Position
             ----           ---                    --------
   Robert A. Bowman........  45 President, Chief Executive Officer and Director
   Darryl Peck.............  41 Chairman of the Board
   Katherine N. Vick.......  48 Executive Vice President for Business
                                Development, Chief Financial Officer
                                and Director
   Charles H. Jackson, IV
    (1)....................  51 Director
   Michael Murray (2)......  37 Director
   William H. Lane III
    (2)....................  61 Director
   James E. Preston (1)....  67 Director
   Donald Riegle, Jr. .....  62 Director Nominee
   Leo J. Hindery, Jr. ....  52 Director Nominee

--------
(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee

  The following is a brief summary of the background of each of our current directors and our director nominees:

  Mr. Bowman has served as our President and Chief Executive Officer and as a director since September 1999. Mr. Bowman has been an investor in more than a dozen internet start-up companies and creator of mysportsguru.com and icontact.com. Prior to his involvement in the Internet industry, Mr. Bowman was President and Chief Operating Officer of ITT Corporation. Prior to that, he held the position of Executive Vice President and CFO of ITT Corporation and Executive Vice President and CFO of ITT Sheraton, a wholly-owned subsidiary of ITT Corporation. During his tenure, Mr. Bowman and the senior management team at ITT created more than $25 billion of value for the company's shareholders. Before joining ITT, Mr. Bowman served as Treasurer for the State of Michigan from 1983 to 1991. The youngest State Treasurer in the nation at the time of his appointment, during his eight year term he grew the State's pension system from $6 billion to $19 billion in asset value. Mr. Bowman has also worked as an investment banker at Goldman Sachs & Company and in the US Department of the Treasury as Special Assistant to the Assistant Secretary for Domestic Finance. Mr. Bowman serves as Chairman of the Board for icontact.com and sits on the Board of Directors of Grupo Elecktra S.A., a leading Latin American specialty retailer. He is also a member of the Board of Trustees of The Rockefeller Foundation and an Advisory Board member of The Wharton School.

  Mr. Peck founded Outpost.com in March 1995 and has served as a member of the Board of Directors since that time and as the Chairman of the Board since September 1999. He served as our President from March 1995 until September 1999 and as our Chief Executive Officer from April 1998 to September 1999. In 1989, he formed Inline Software, a publisher of game and utility software titles primarily for the Macintosh platform, and served as its President until the company was sold to Focus Enhancements in May 1994. From 1989 to 1990, Mr. Peck was President of the New York Mac User's group, which at the time was the third largest Mac user group in the world.

  Ms. Vick has served as our Executive Vice President for Business Development since June 1999 and as our Chief Financial Officer since June 1997. She has been a member of the Board of Directors since May 1997 and was named Executive Vice President in May 1998. From January 1997 until June 1997, she served as a consultant to Outpost.com. From 1986 to June 1997, Ms. Vick was President of her own strategic and financial planning consulting firm, Katherine Vick, Ltd. From 1978 to 1986, she held several positions, including Principal, with Arthur Young (now Ernst & Young LLP) where she helped develop and lead the Entrepreneurial Services Consulting Group in New York City. Ms. Vick is a member of the Board of Directors of Connecticut Innovations, Inc., the State of Connecticut's leading high technology investor. In addition, she serves as advisor to Access Connecticut, a technology transfer venture fund.

  Mr. Jackson has served as a member of our Board of Directors since August 1996. He is a computer industry entrepreneur and invests in start-up companies at their earliest stages. In 1993, he co-founded FutureWave Software, a software development company, which was acquired by MacroMedia, Inc., a supplier of software tools and services to the media and publishing industries, in 1996. In 1984, Mr. Jackson founded Silicon Beach Software, a developer and publisher of Macintosh consumer titles which was sold to Aldus Corporation in 1990.

  Mr. Murray has served as a member of our Board of Directors since May 1997. Since September 1998 he has served as General Partner with New Millennium Partners, a venture capital investment firm. From July 1996 until September 1998, he was the Managing Director of the Online Venture Fund for Broderbund Software, a software development company. From September 1997 until September 1998, he was also the General Manager of the Online Business Unit for Broderbund. In addition to managing the business unit, Mr. Murray led Broderbund's Internet strategy and implementation, and managed an external Internet incubator facility for Internet startups. From 1984 to 1996, Mr. Murray held various management positions with Pacific Bell.

  Mr. Lane has served as a member of our Board of Directors since July 1999. Mr. Lane serves as President of Canyon Vista, Inc., a management consulting business. In July 1996, he retired from Intuit, Inc., a personal and small business finance software publisher after having served as its Vice President, Chief Financial Officer, Secretary and Treasurer since January 1994. Mr. Lane served in a similar capacity at ChipSoft, Inc., a tax preparation software company, from July 1991 until its acquisition by Intuit in December 1993. Mr. Lane is currently a director of Aspect Technology, Inc., Expert Software, Inc., International Microcomputer Software, Inc., MetaCreations Corporation and a number of private companies.

  Mr. Preston has served as a member of our Board of Directors since July 1999. Mr. Preston was Chairman of the Board of Avon Products, Inc., a manufacturer and seller of beauty and beauty related products, from 1989 to May 1999, and served as Chief Executive Officer of Avon from 1989 to June 1998. He is currently Chairman of the World Federation of Direct Selling Association. He is also a director of ARAMARK Corporation, Venator Group, Inc. and Reader's Digest Association, Inc., all publicly traded companies. In addition, Mr. Preston is a director of Project Hope, and a member of the Advisory Board of the Salvation Army of Greater New York, both of which are private entities.

  Senator Riegle has been nominated for election to our Board of Directors. Senator Riegle was a member of the United States Congress for 28 years. During that time, he served on the Senate Banking Committee (including six years as its chairman), the Senate Budget Committee, the Finance Committee and the Commerce, Science and Transportation Committee. While in the U.S. House of Representatives, he served on the Appropriations and International Relations Committees. Upon retiring from Congress in 1994, the Senator joined Shandwick

International, Americas in 1995. As Chairman, he is involved in global business development and serves on the company's Executive Management and Ethics Committees. Senator Riegle is a frequent television commentator and authored the best-selling book, O Congress! In addition, he serves as an adjunct professor of the Eli Broad School of Business at Michigan State University and on the Visiting Committee of the Harvard Graduate School of Education.

  Mr. Hindery has been nominated for election to our Board of Directors. Mr. Hindery is Chief Executive Officer of Global Crossing, Ltd., and he is Chairman and Chief Executive Officer of GlobalCenter, Inc., the Internet commerce services subsidiary of Global Crossing and the world's second largest complex web-hosting company. Until November 1999, Mr. Hindery was President and Chief Executive Officer of AT&T Broadband & Internet Services. In March 1997, he was elected President of TCI, the world's largest cable television entity, which in March 1999 merged into AT&T. Prior to joining TCI, Mr. Hindery served as Managing General Partner of InterMedia Partners and as Chief Officer for Planning and Finance of The Chronicle Publishing Company of San Francisco. Before joining The Chronicle, he was Chief Financial Officer and Managing Director of Becker Paribas, Inc., an investment banking firm. His career began in 1971 with Utah International, Inc. where he became the company's senior financial officer. Mr. Hindery is Chairman of OneMediaPlace, Inc. and a Director of GT Group Telecom, Tanning Technology Corp., TD Waterhouse Group, Inc., VerticalNet, Inc., and zUniversity.com, Inc. He is Vice Chairman of the Museum of Television and Radio and a Director of C-SPAN. He is also a member of the Stanford Business School Advisory Council and of the Board of Trustees of Hampton University and a Director of the Daniels Fund.

Committees of the Board of Directors and Meetings

  Meeting Attendance. During the fiscal year ended February 29, 2000, there were four meetings of our Board of Directors. The Board also acted by unanimous written consent on nine occasions pursuant to Delaware law during this period. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which they served during the fiscal year ended February 29, 2000.

  Audit Committee. Our Audit Committee met twice during the fiscal year ended February 29, 2000. This committee currently has two members, Michael Murray and William H. Lane III. Our Audit Committee reviews the results and scope of audits and other services provided by our independent public accountants.

  Compensation Committee. Our Compensation Committee met twice during the fiscal year ended February 29, 2000. This committee currently has two members, Charles H. Jackson, IV and James E. Preston. Our Compensation Committee makes recommendations concerning salaries and incentive compensation for our employees and consultants, establishes and approves salaries and incentive compensation for our executive officers and administers our incentive stock plans.

  Nominating Committee. We do not have a standing nominating committee.

  Compensation Committee Interlocks and Insider Participation. Mr. Jackson and Mr. Preston constitute our Compensation Committee. Neither Mr. Jackson nor Mr. Preston are, or have ever been, employees of Outpost.com. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has any executive officer serving as a member of our Board of Directors or Compensation Committee.

Compensation of Directors

  Pursuant to the Outpost.com Director Retainer and Stock Option Policy, which was adopted by Outpost.com on June 15, 1999, non-employee directors receive an annual retainer of $10,000 to serve on our Board and receive $1,500 for each meeting attended in person and $500 for each meeting attended by telephone. In addition, under this policy, upon initial election or subsequent re-election to our Board of Directors, individuals who are not salaried employees of Outpost.com receive automatic grants of non-qualified stock options to purchase

25,000 shares of our common stock pursuant to our 1998 Employee, Director and Consultant Stock Option Plan. Each option granted pursuant to this policy:

  .  has a term of ten years;

  . has an exercise price equal to the fair market value of our common stock on the date of grant; and

  .  is exercisable immediately.

  Under this policy, Mr. Lane and Mr. Preston, who were elected to our Board of Directors at the 1999 Annual Meeting, each received an automatic grant of an immediately exercisable option to purchase 25,000 shares of our common stock at an exercise price of $11.44 per share. In addition, in connection with the adoption of this policy, on June 15, 1999, Michael Murray was granted an immediately exercisable option to purchase 10,000 shares of our common stock at an exercise price of $9.50 per share in consideration for past services rendered as a director to Outpost.com. If Senator Riegle and Mr. Hindery are elected at the Annual Meeting, they will each receive an automatic grant of an immediately exercisable option to purchase 25,000 shares of our common stock.

  Furthermore, pursuant to a previous director stock option policy, on February 11, 1999, Michael Murray was granted an option to purchase 15,000 shares of our common stock at an exercise price of $18.31 per share. This option is exercisable in three equal annual installments beginning on February 11, 2000. On February 11, 1999, Mr. Murray was also granted an immediately exercisable option to purchase 10,000 shares of our common stock at an exercise price of $18.31 per share in consideration for past services rendered as a director to Outpost.com. In addition, on March 24, 1999, Mr. Murray was granted an immediately exercisable option to purchase 14,000 shares of our common stock at an exercise price of $19.0625 per share, and on June 15, 1999, he was granted an immediately exercisable option to purchase 10,000 shares of our common stock at an exercise price of $9.50 per share.

Executive Officers

  The following table sets forth certain information regarding our executive officers who are not also directors. We have employment agreements with our President and Chief Executive Officer, our Executive Vice President for Business Development and Chief Financial Officer, our Chief Sales Officer, our Chief Purchasing and General Merchandise Manager, and our Chief Fulfillment and Facilities Officer. All other executive officers are at-will employees.

             Name            Age                         Position
             ----            ---                         --------
   Philip J. Rello.........   40 Chief Sales Officer
   Raymond A. Maccio.......   33 Chief Purchasing Officer and General Merchandise Manager
   Bruce C. Schellinkhout..   42 Chief Fulfillment and Facilities Officer
   James P. Gallagher......   51 Chief Communications Officer
   Derek C. Holding........   45 Chief Design Officer
   Raymond Karrenbauer.....   30 Chief Technology Officer

  Mr. Rello has served as our Vice President of Sales and Customer Service (now Chief Sales Officer) since September 1998 and served as our Vice President of Sales from July 1997 to September 1998. From August 1990 until July 1997, he worked at Micro Warehouse, Inc., a catalog retailer and direct marketer of computer hardware, software and accessories, where he last served as Director of Education Sales.

  Mr. Maccio has served as our General Merchandise Manager since May 1999 and as our Vice President of Purchasing (now Chief Purchasing Officer and General Merchandise Manager) since November 1998. From April 1997 to November 1998, he was our Director of Purchasing. From September of 1996 until joining Outpost.com, Mr. Maccio served as Director of Purchasing for Global Computer Supplies, a leading catalog retailer of computer supply products. From February of 1991 to September of 1996, Mr. Maccio worked for Micro Warehouse, Inc. where he held various positions in the purchasing department, including Purchasing Manager.

  Mr. Schellinkhout joined Outpost.com as our Vice President of Operations (now Chief Fulfillment & Facilities Officer) in July 1998. From January 1993 until joining Outpost.com, he was the Vice President of Distribution for Micro Warehouse, Inc.

  Mr. Gallagher has served as our Chief Communications Officer since January 2000. Mr. Gallagher joined Outpost.com following a 21 year career with ITT Corporation and its acquirer Starwood Hotels and Resorts, Worldwide, Inc where he last served as Senior Vice President of Public Relations and as the company's spokesperson. Mr. Gallagher joined ITT in 1979 as manager of news services. He was promoted to director of public relations in 1981 and vice president in 1986. Prior to joining ITT he served as director of communications for Ingersoll Rand, Gulf & Western Industries and The Singer Company.

  Mr. Holding joined Outpost.com as Executive Director of Customer Experience in June 1999. He became the Chief Design Officer in March 2000. He has held consulting and senior positions at Prodigy Services, Art Technology Group and Meca Software. Mr. Holding specializes in creating online consumer solutions that unite both technology and design.

  Mr. Karrenbauer joined Outpost.com in April 2000 as our Chief Technology Officer. He previously served as Vice President of Meta Group, an international information technology research and analysis firm. Other positions have included Vice President of Professional Services at Infomask, Inc (an internetworking security solutions based engineering firm) and Chief Information Officer and Vice President of Information Systems at GEN International, Inc. He also held senior level information technology and engineering positions at several engineering services firms.

                            EXECUTIVE COMPENSATION

Summary Compensation

  The following table sets forth the total compensation paid or accrued during the fiscal years ended February 29, 2000 and February 28, 1999 and 1998 to (1) our Chief Executive Officer, (2) our former Chief Executive Officer and (3) our four next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended February 29, 2000. Information is provided for each fiscal year in which an individual served as our Chief Executive Officer and for each other executive officer listed only for the fiscal years in which they earned more than $100,000.

                          Summary Compensation Table

                                                     Long-term
                                                    Compensation
                                                    ------------
                               Annual Compensation     Awards
                               -------------------- ------------
                                                       Shares
  Name and Principal    Fiscal                       Underlying     All Other
       Position          Year  Salary ($) Bonus ($) Options (#)  Compensation ($)
  ------------------    ------ ---------- --------- ------------ ----------------
Robert A. Bowman.......  2000   $ 73,076   $   --    1,200,000       $11,855
 President and Chief
 Executive Officer

Darryl Peck............  2000    179,850       --          --         22,489
 Former President and    1999    170,577    25,000   1,200,000         3,740
  Chief Executive
 Officer                 1998    139,385    11,100         --            --

Katherine N. Vick......  2000    164,250    56,000     100,000        18,627
 Executive Vice          1999    143,269    20,000     300,000           --
 President for Business
 Development and Chief
 Financial Officer

Philip J. Rello........  2000    129,782    22,000      40,000        13,777
 Chief Sales Officer     1999    123,885    15,000     140,000           --

Raymond A. Maccio......  2000    119,254    22,000      65,000        12,088
 Chief Purchasing
 Officer and General
 Merchandise Manager

Bruce C.                 2000    132,426    17,000      10,000        12,021
 Schellinkhout.........
 Chief Fulfillment and
 Facilities Officer

  Mr. Bowman joined us as our President and Chief Executive Officer in September 1999. All other Compensation for the fiscal year ended February 29, 2000 includes life insurance premiums and other perquisites, such as health benefits, auto allowances and tax planning, paid on behalf of our executive officers.

Option Grants

  The following table sets forth grants of stock options granted during the fiscal year ended February 29, 2000 to each of the executive officers named in the Summary Compensation Table. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date). This is calculated assuming that the fair market value of common stock on the date of grant appreciates at the indicated annual rate, 5% and 10% compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are based on certain assumed rates of appreciation and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

                       Option Grants in Last Fiscal Year

                                        Individual Grants
                          ---------------------------------------------
                                                                            Value at Assumed
                          Number of   Percent of                            Annual Rates of
                          Securities Total Options                      Stock Price Appreciation
                          Underlying  Granted To   Exercise                 for Option Terms
                           Options   Employees in    Price   Expiration ------------------------
                           Granted    Fiscal Year  ($/Share)    Date        5%          10%
                          ---------- ------------- --------- ---------- ----------- ------------
Robert A. Bowman........  1,200,000      42.6%       $8.06     9/29/09  $ 6,082,664 $ 15,414,674
Darryl Peck.............        --        --           --          --           --           --
Katherine N. Vick.......    100,000       3.6%        8.88     6/16/09      558,458    1,415,243
Philip J. Rello.........     40,000       1.4%       11.38    11/11/09      286,273      725,471
Raymond A. Maccio.......     40,000       1.4%       12.88     5/11/09      324,006      821,096
                             25,000       0.9%       11.38    11/11/09      178,920      453,419
Bruce C. Schellinkhout..     10,000       0.4%       11.38    11/11/09       71,568      181,367

Option Exercises and Year-End Option Values

  The following table sets forth certain information with respect to exercises of options to purchase our common stock by each executive officer named in the Summary Compensation Table during the fiscal year ended February 29, 2000 and with respect to the aggregate value of options held by each executive officer named in the Summary Compensation Table as of February 29, 2000. The value of the unexercised in-the-money options at fiscal year end is based on a value of $8.813 per share, the closing price of our stock on the Nasdaq National Market on February 29, 2000 (the last trading day prior to the fiscal year end), less the per share exercise price.

              Aggregate Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values

                                                      Number of Securities
                                                     Underlying Unexercised     Value of Unexercised
                                                        Options at Fiscal       In-The-Money Options
                             Shares                       Year-End (#)         at Fiscal Year-End ($)
                          Acquired on     Value     ------------------------- -------------------------
                          Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
                          ------------ ------------ ----------- ------------- ----------- -------------
Robert A. Bowman........        --           --       120,000     1,080,000      90,000       810,000
Darryl Peck.............        --           --       440,000        60,000         --            --
Katherine N. Vick.......    114,190      827,332      229,278       407,532     977,437     1,475,550
Philip J. Rello.........        --           --        98,000       217,000     399,342       597,123
Raymond A. Maccio.......        --           --        17,500        83,000      57,053       136,494
Bruce C. Schellinkhout..        --           --        58,334       126,666         525         1,050

Employment Contracts and Change of Control Arrangements

  On September 29, 1999, we entered into an executive employment agreement with Robert A. Bowman, our President and Chief Executive Officer. This agreement is for an initial two year term but automatically renews for successive two-year periods unless notice of non-renewal is given by either Mr. Bowman or us within 30 days of the end of any two-year period. Under this agreement Mr. Bowman receives an initial base salary of $200,000, which may be increased by the Board of Directors or the Compensation Committee. In addition, Mr. Bowman is eligible to participate in any bonus and employee benefit plans provided by us for senior executives. Under this agreement, Mr. Bowman was also granted an option to purchase 1,200,000 shares of our common stock at an exercise price of $8.06 per share. 120,000 of these shares were exercisable immediately upon grant, 360,000 shares become exercisable on September 29, 2000 and the remaining shares vest in 18 equal monthly installments of 40,000 shares beginning on October 30, 2000. If we terminate Mr. Bowman without cause, constructively terminate him or do not renew his agreement at the end of any two-year term, he will receive a lump-sum payment equal to (1) the greater of the amount that would have been paid to him for the remainder of the two-year term or one year base salary, plus (2) any earned but unpaid bonus for the prior fiscal year. If, following a change of control of Outpost.com, Mr. Bowman is terminated under the circumstances described above, he will receive a lump sum payment equal to three years' base salary plus any earned but unpaid bonus for the prior fiscal year. In addition, the option for 1,200,000 shares will become fully exercisable upon a change of control. Mr. Bowman is also entitled to the continuation of certain benefits upon termination under these circumstances. This agreement contains a one-year post-termination non-compete and non-solicitation provision.

  On June 16, 1999 we entered into an executive employment agreement with Katherine N. Vick, our Executive Vice President for Business Development and Chief Financial Officer. This agreement continues until January 31, 2001 and automatically renews for two year periods on each of February 1, 2001 and February 1, 2003 unless notice of non-renewal is given by either Ms. Vick or us. Under this agreement Ms. Vick received an initial base salary of $160,000, which has been increased by the Compensation Committee. In addition, Ms. Vick is eligible to participate in any bonus and employee benefit plans provided by us for senior executives and is provided a $500,000 term life insurance policy and a long-term disability policy for up to 60% of her salary. In the event we do not renew Ms. Vick's agreement at the end of the period ending January 31, 2001, Ms. Vick will continue to receive her base salary until July 31, 2001 and will be paid any earned but unpaid bonus for the prior fiscal year. If, following a change of control of Outpost.com, Ms. Vick's agreement is not renewed at any time, she will receive a lump sum payment equal to three years' base salary plus any earned but unpaid bonus for the prior fiscal year. This agreement contains a six month post-termination non-compete and non-solicitation provision.

  On August 10, 1999, we entered into a Letter Agreement with Philip J. Rello, our Chief Sales Officer. This agreement is for two years and provides Mr. Rello an initial base salary of $140,000, subject to increase by the Compensation Committee. In addition, Mr. Rello is eligible to receive a bonus, stock options and is eligible to participate in any employee benefit plans provided by us for senior executives. This agreement is terminable by Mr. Rello for any reason with 60 days notice and by us for cause. If we terminate Mr. Rello without cause, he is entitled to receive severance pay for the greater of (i) the unexpired portion of the term of the agreement or (ii) 12 months. This agreement contains a one-year post-termination non-compete and non-solicitation provision.

  On August 5, 1999, we entered into a Letter Agreement with Raymond A. Maccio, our Chief Purchasing Officer and General Merchandising Manager. This agreement is for two years and provides Mr. Maccio an initial base salary of $125,000, subject to increase by the Compensation Committee. In addition, Mr. Maccio is eligible to receive a bonus, stock options and is eligible to participate in any employee benefit plans provided by us for senior executives. This agreement is terminable by Mr. Maccio for any reason with 60 days notice and by us for cause. If we terminate Mr. Maccio without cause, he is entitled to receive severance pay for the greater of (i) the unexpired portion of the term of the agreement or (ii) 12 months. This agreement contains a one-year post-termination non-compete and non-solicitation provision.

  On July 27, 1999, we entered into a Letter Agreement with Bruce C. Schellinkhout, our Chief Fulfillment and Facilities Officer. This agreement is for two years and provides Mr. Schellinkhout an initial base salary of $140,000, subject to increase by the Compensation Committee. In addition, Mr. Schellinkhout is eligible to receive a bonus, stock options and is eligible to participate in any employee benefit plans provided by us for senior executives. This agreement is terminable by Mr. Schellinkhout for any reason with 60 days notice and by us for cause. If we terminate Mr. Schellinkhout without cause, he is entitled to receive severance pay for the greater of (i) the unexpired portion of the term of the agreement or (ii) 12 months. This agreement contains a one-year post-termination non-compete and non-solicitation provision.

Report of Compensation Committee on Executive Compensation

  This report is submitted by the Compensation Committee, which is responsible for establishing and administering Outpost.com's compensation policies and its stock option plans. The committee is currently composed of Messrs. Jackson and Preston, neither of whom is an employee of Outpost.com. This report addresses the compensation policies for fiscal year 2000 as they affected Mr. Bowman, Outpost.com's President and Chief Executive Officer, and the other executive officers of Outpost.com.

  General Compensation Policy. Outpost.com's compensation policy for executive officers is designed to achieve the following objects: (i) to enhance the company's profitability and increase stockholder values; (ii) to reward executives consistent with Outpost.com's annual and long-term performance goals; (iii) to recognize individual initiative, leadership and achievement; and (iv) to provide competitive compensation that will attract and retain qualified executives.

  Executive Officer Compensation Program. The committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies who compete with Outpost.com for prospective employees.

  The compensation program for executive officers consists of three elements:
(1) base salary, which is set on an annual basis; (2) annual incentive compensation, in the form of cash bonuses, which is based on achievement of predetermined financial objectives of Outpost.com and individual objectives; and (3) long-term incentive compensation, in the form of stock options, granted when the executive officer joins Outpost.com and on occasion thereafter with the objective of aligning the executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

  To assist the committee in setting this policy in fiscal 2000, Outpost.com had an independent party perform an executive compensation and benefits review of the company and its peers in the e-commerce field. This report was submitted to the committee in January 1999.

  Base Salary. Base salaries for executive officers are targeted at competitive market levels for their respective positions, levels of responsibility and experience. In addition to external market data, the committee also reviews Outpost.com's financial performance and individual performance when adjusting base salary annually.

  Bonus Compensation. Bonus compensation is based on the company's achievement of predetermined financial, operational and strategic objectives. Giving greatest weight to attainment of financial targets, the committee also awards bonuses based on various operational and strategic objectives, such as management efficiency, and the ability to motivate others and build a strong management team, develop and maintain the skills necessary to work in a high-growth company, recognize and pursue new business opportunities and initiate programs to enhance Outpost.com's growth and successes. Bonuses are awarded on an annual basis.

  Long Term Incentive Compensation. Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of Outpost.com's common stock. The committee believes that stock option participation aligns executive officers' interests with those of the stockholders. In addition, the committee believes that equity ownership by executive officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers.

  When establishing stock option grant levels, the committee considers general corporate performance, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price.

  It is the standard policy of Outpost.com to grant an initial stock option grant to all executive officers at the time they commence employment consistent with the number of options granted to executive officers in the e-commerce industry at similar levels of seniority. In addition, the committee may also make performance-based grants throughout the year. In making such performance-based grants, the committee considers individual contributions to the company's financial, operational and strategic objectives.

  Chief Executive Officer Compensation. Robert A. Bowman joined Outpost.com as President and Chief Executive Officer in September 1999 pursuant to an employment agreement that provided him an initial base salary of $200,000, which may be increased by the Board of Directors or the committee from time to time. In addition, under this agreement Mr. Bowman is eligible to participate in Outpost.com's executive bonus plan and was eligible to earn up to 40% of his pro-rated base salary for fiscal year 2000. Mr. Bowman was also granted an option to purchase 1,200,000 shares of Outpost.com's common stock at an exercise price of $8.06 per share. 120,000 of these shares were exercisable immediately upon grant, 360,000 shares become exercisable on September 29, 2000, and the remaining shares vest in 18 equal monthly installments of 40,000 shares beginning on October 30, 2000. Mr. Bowman's salary and bonus structure is consistent with that received by his counterparts in e-commerce companies of comparable size and stage of development.

  In fiscal year 2000, Mr. Bowman earned $73,076 of his $200,000 base salary.

  Certain Tax Considerations. Outpost.com does not believe Section 162(m) of the Internal Revenue Code, as amended, which generally disallows a tax deduction for compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above will have an effect on it. The committee has considered the requirements of Section 162(m) of the Code and its related regulations. It is the committee's present intention that, so long as it is consistent with its overall compensation objections, substantially all executive compensation will be deductible for Federal income tax purposes.

                                          The Compensation Committee:

                                          Charles H. Jackson, IV
                                          James E. Preston

                          RELATED PARTY TRANSACTIONS

  In the fiscal year ended February 29, 2000, Outpost.com was not a party to any transaction or business relationship in which the amount exceeded $60,000 involving any of its officers, directors or five percent stockholders.

                               PERFORMANCE GRAPH

  The following graph compares the annual cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on July 31, 1998 (the date of our initial public offering), and plotted at the end of each fiscal year thereafter, in each of (a) Outpost.com's common stock, (b) the Nasdaq Stock Market, (c) the Media General Financial Services SIC Code Index 5734, which consists of other companies in the computer hardware and software retail industry and (d) our peer group, which consists of Egghead.com, Inc., Beyond.com Corporation and Value America, Inc. We have chosen this peer group because we believe it more accurately reflects our competition in the online computer and electronics retail industry than does SIC Code Index 5734. It should be noted that we have not paid any dividends on our common stock, and no dividends are included in the representation of our performance. The stock price performance on the graph below is not necessarily indicative of future price performance.



                             [GRAPH APPEARS HERE]
                    COMPARISON OF CUMULATIVE TOTAL RETURNS
                    OF ONE OR MORE COMPANIES, PEER GROUPS,
                     INDUSTRY INDEXES AND/OR BROAD MARKETS
                                    [GRAPH]

Relative Dollar Values

                                                         7/31/98 2/28/99 2/29/00
                                                         ------- ------- -------
Outpost.com............................................. $100.00 $ 83.23 $ 42.99
Peer Group.............................................. $100.00 $182.46 $ 34.15
SIC Code Index.......................................... $100.00 $ 67.86 $ 56.14
Nasdaq Market Index..................................... $100.00 $123.33 $239.58

               DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1: Elect Three Directors

  On June 19, 2000, the Board of Directors nominated Katherine N. Vick and Donald Riegle, Jr. for election at the Annual Meeting. On June 27, 2000, the Board of Directors voted to increase the number of directors to eight and nominated Leo J. Hindery, Jr. for election at the Annual Meeting to fill this vacancy. If the nominees are elected, they will serve on our Board of Directors until the 2003 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

  Unless authority to vote for any of the nominees named below is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Ms. Vick, Senator Riegle and Mr. Hindery. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his or her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

  The affirmative vote of a plurality of the shares voted affirmatively or negatively at the Annual Meeting is required to elect each nominee as a director.

  THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF KATHERINE N. VICK, DONALD RIEGLE, JR. AND LEO J. HINDERY, JR. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Proposal 2: Approve Amendment to Our 1998 Employee, Director and Consultant Stock Plan

  We are asking you to approve an amendment to our 1998 Employee, Director and Consultant Stock Plan in order increase the number of shares of our common stock available under the Plan by 900,000 shares from 5,186,000 shares to 6,086,000 shares.

  General Information About The Plan. Our 1998 Employee, Director and Consultant Stock Plan Stock Purchase Plan was approved by our Board of Directors and stockholders in 1998 and a total of 3,186,000 shares of common stock was initially reserved for issuance under the Plan and in 1999 the Board of Directors and stockholders voted to increase the number of shares issuable under the Plan to 5,186,000. By its terms, the Plan may be amended by the Board of Directors, provided that any amendment which the Board of Directors determines requires stockholder approval is subject to such stockholder approval. On June 7, 2000, the Board of Directors voted to approve an amendment to the Plan to increase the aggregate number of shares of common stock which may be offered under the Plan by 900,000 shares. This amendment is being submitted for your approval at the Annual Meeting to ensure continued qualification of the Plan under The Nasdaq Stock Market rules and Section 423 of the Internal Revenue Code. Our Board of Directors believes that the increase is advisable to give us the flexibility needed to attract, retain and motivate our employees. As of June 21, 2000, the closing price of our common stock as reported on the Nasdaq Stock Market was $4.875.

  Summary of Material Features of the Plan. The following is a summary of the key provisions of the Plan.

  Purpose: The purpose of the Plan is to encourage ownership of our common stock by our employees, directors and certain consultants in order to attract such people, to induce them to work for our benefit and to provide additional incentive for them to promote our success.

  Administration:        By its terms, the Plan is to be administered by our
                         Board of Directors, except to the extent that it delegates its authority to a committee of the Board of Directors. The Board of Directors has designated its Compensation Committee as the administrator of the Plan.

  Awards:
                         The Plan authorizes the issuance of stock grants to our employees, directors and consultants and the grant of incentive stock options to our employees and non-qualified options to our employees, directors and consultants.

  Options Exercise       For non-qualified options, the exercise price per
  Price:                 share is determined by the Compensation Committee,
                         subject to the one limitation that it at least equal the par value per share of our common stock (i.e.
                         $.01 per share).

                         For incentive stock options, the exercise price per share is determined by the Compensation Committee, subject to the limitation that it at least equal 100% of the fair market value per share of common stock on the date of grant of the incentive stock option. If the optionee owns more than 10% of the total combined voting power of Outpost.com, the exercise price per share must at least equal 110% of the fair market value per share of common stock on the date of grant of the incentive stock option.

  Term of Options:       The term of non-qualified options is determined by
                         the Compensation Committee. For incentive stock options, the term of the Option, like the exercise price, is dependent upon the ownership interest in Outpost.com of the optionee. Generally, the term of an incentive stock option is ten years. If the optionee owns more than 10% of the total combined voting power of Outpost.com, the term of the incentive stock option will be no more than five years. An option is subject to early termination upon the termination of employment or other relationship of the optionee with us, whether such termination is at the option of us, the optionee, or as a result of the death or disability of the optionee.

  Vesting; Exercise of
  Options: An option may be exercised by giving written notice to us together with provision for payment of the full exercise price for the number of shares as to which the option is being exercised. The ability of an optionee to exercise an option, however, is subject to the vesting of the option. At the time the option is granted, a vesting period is established, which generally extends over a period of a few years. As the option vests, an optionee will be able to exercise the option with respect to the vested portion of the shares and ultimately with respect to all of the vested shares, until such time as the option expires or terminates.

  Term of Stock Grant:   The date prior to which an offer of a stock grant
                         must be accepted by a grantee and the stock grant purchase price, if any, shall be determined by the Compensation Committee. A stock grant may be subject to repurchase by us upon termination of employment of the grantee with Outpost.com, under certain circumstances.

  Federal Income Tax Consequences. The following is a brief summary of the applicable federal income tax laws relating to stock options and stock grants under the Plan:

  Incentive Stock        Incentive stock options are intended to qualify for
  Options:               treatment under Section 422 of the Code. An incentive
                         stock option does not result in taxable income to the optionee or deduction to Outpost.com at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (the "ISO holding period").
                         However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income." Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and Outpost.com will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

  Non-Qualified          Options otherwise qualifying as incentive stock
  Options:               options, to the extent the aggregate fair market
                         value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

                         A non-qualified option ordinarily will not result in income to the optionee or deduction to Outpost.com at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to Outpost.com in an amount equal to the optionee's compensation income.

                         An optionee's initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

  Stock Grants:
                         With respect to stock grants under the Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. Outpost.com generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

                         With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. Outpost.com generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

  Option Information. Pursuant to our director stock option policy, if Senator Riegle and Mr. Hindery are elected to our Board of Directors at the Annual Meeting, they will each receive an automatic grant of an option to purchase 25,000 shares of our common stock. This option will have an exercise price equal to the fair market value of our common stock as of the grant date and will be exercisable immediately.

  The amount, if any, of stock options to be awarded to any of our other executives or directors is not presently determinable. The following table sets forth as of May 31, 2000, certain information with respect to all options granted under the Plan since it was adopted in July 1998 to (1) the executive officers named in the Summary Compensation Table on page 10, (2) all of our current executive officers as a group, (3) all of our current directors who are not executive officers as a group and (4) all employees, including all current officers who are not executive officers, as a group:

                                              Number of Shares Weighted Average
                                                 Covered by     Exercise Price
Name                                          Options Granted     Per Share
----                                          ---------------- ----------------
Robert A. Bowman............................     1,200,000          $ 8.06
Darryl Peck.................................       500,000          $18.00
Katherine N. Vick...........................       550,000          $12.56
Philip J. Rello.............................       186,000          $15.13
Raymond A. Maccio...........................        84,000          $11.00
Bruce C. Schellinkhout......................       191,000          $16.01
All current executive officers as a group...     3,245,000          $11.18
All current directors who are not executive
 officers as a group........................        99,000          $14.06
All employees, including all current
 officers who are not executive officers, as
 a group....................................     1,530,765          $10.24

  The affirmative vote of a majority of shares present, in person or represented by proxy, and entitled to vote on this proposal is required for approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO OUR 1998 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN TO INCREASE BY 900,000 SHARES THE AGGREGATE NUMBER OF SHARES RESERVED FOR ISSUANCE, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Proposal 3: Ratify Selection of Independent Auditors for the Fiscal Year Ending February 28, 2001.

  We are asking you to ratify the Board of Director's selection of KPMG LLP, certified public accountants, as independent auditors for the fiscal year ending February 28, 2001. KPMG audited our financial statements for the fiscal year ended February 29, 2000 and has served as the independent auditors of Outpost.com since 1996.

  A representative of KPMG will be available at the Annual Meeting to answer your questions.

  We are submitting this proposal to you because we believe that such action follows sound corporate practice. If you do not ratify the selection of KPMG as independent auditors, the Board of Directors will consider selecting other auditors. However, even if you ratify the selection, the Board of Directors may still appoint new independent auditors at any time during the next fiscal year if it believes that such a change will be in the best interests of Outpost.com and our stockholders.

  The affirmative vote of a majority of the shares voted affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

  Based upon review of our records all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis except that
(i) an Initial Statement of Beneficial Ownership on Form 3 was filed late by James P. Gallagher, and (ii) Annual Statements of Changes in Beneficial Ownership were filed late by Philip J. Rello, Raymond A. Maccio, and Bruce C. Schellinkhout.

Information About Stockholder Proposals

  To be considered for inclusion in our proxy statement relating to the 2001 Annual Meeting of Stockholders, stockholder proposals must be received no later than February 28, 2001. To be considered for presentation at such meeting, although not included in our proxy statement, proposals must comply with our By-laws and must be received no later than May 27, 2001, and no earlier than April 27, 2001. All stockholder proposals should be marked for the attention of Secretary, Outpost.com, 23 North Main Street, P.O. Box 636, Kent, Connecticut, 06757.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:

                                            /s/ Katherine N. Vick
                                          _____________________________________
                                          Katherine N. Vick
                                          Secretary

June 28, 2000

                                                                     APPENDIX A

                                  OUTPOST.COM

                             AMENDED AND RESTATED
               1998 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

1. Definitions.

  Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Cyberian Outpost 1998 Employee, Director and Consultant Stock Plan, have the following meanings:

    Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

    Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

    Board of Directors means the Board of Directors of the Company.

    Code means the United States Internal Revenue Code of 1986, as amended.

    Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

    Common Stock means shares of the Company's common stock, no par value per share.

    Company means Cyberian Outpost Inc., a Delaware corporation.

    Disability or Disabled means permanent and total disability as defined in
  Section 22(e)(3) of the Code.

    Fair Market Value of a Share of Common Stock means:

      (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date;

      (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

      (3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

    ISO means an option meant to qualify as an incentive stock option under
  Section 422 of the Code.

    Key Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

    Non-Qualified Option means an option which is not intended to qualify as an ISO.

    Option means an ISO or Non-Qualified Option granted under the Plan.

    Option Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

    Participant means a Key Employee, director or consultant to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

    Plan means this Amended and Restated Outpost.com 1998 Employee, Director and Consultant Stock Plan.

    Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

    Stock Grant means a grant by the Company of Shares under the Plan.

    Stock Grant Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

    Stock Right means a right to Shares of the Company granted pursuant to the Plan--an ISO, a Non-Qualified Option or a Stock Grant.

    Survivors means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to a Stock Right by will or by the laws of descent and distribution.

2. Purposes of the Plan.

  The Plan is intended to encourage ownership of Shares by Key Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options and Stock Grants.

3. Shares Subject to the Plan.

  The number of Shares which may be issued from time to time pursuant to this Plan shall be 6,086,000 shares of Common Stock or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 23 of the Plan.

  If an Option ceases to be "outstanding", in whole or in part, or if the Company shall reacquire any Shares issued pursuant to a Stock Grant, the Shares which were subject to such Option and any Shares so reacquired by the Company shall be available for the granting of other Stock Rights under the Plan. Any Option shall be treated as "outstanding" until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

4. Administration of the Plan.

  The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

    a. Interpret the provisions of the Plan or of any Option or Stock Grant and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

    b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, directors and consultants shall be granted Stock Rights;

    c. Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 3,000,000 shares be granted to any Participant in any fiscal year; and

    d. Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee.

5. Eligibility for Participation.

  The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the delivery of the Agreement evidencing such Stock Right. ISOs may be granted only to Key Employees. Non-Qualified Options and Stock Grants may be granted to any Key Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6. Terms and Conditions of Options.

  Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto.

  A. Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

    a. Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the par value per share of Common Stock.

    b. Each Option Agreement shall state the number of Shares to which it pertains;

    c. Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

    d. Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

      i. The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

      ii. The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

  B. ISOs: Each Option intended to be an ISO shall be issued only to a Key Employee and be subject to at least the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

    a. Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clause (a) thereunder.

    b. Option Price: Immediately before the Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

      i. Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option.

      ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

    c. Term of Option: For Participants who own

      i. Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide.

      ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

    d. Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (d) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

7. Terms and Conditions of Stock Grants.

  Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in a Stock Grant Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Grant Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

    (a) Each Stock Grant Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware Law on the date of the grant of the Stock Grant;

    (b) Each Stock Grant Agreement shall state the number of Shares to which the Stock Grant pertains; and

    (c) Each Stock Grant Agreement shall include the terms of any right of the Company to reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8. Exercise of Options and Issue of Shares.

  An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal executive office address, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or
(d) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

  The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.

  The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 26) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

  The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant's Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator, after consulting the counsel for the Company, determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

9. Acceptance of Stock Grant and Issue of Shares.

  A Stock Grant (or any part or installment thereof) shall be accepted by executing the Stock Grant Agreement and delivering it to the Company at its principal office address, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant is being accepted, and upon compliance with any other conditions set forth in the Stock Grant Agreement. Payment of the purchase price for the Shares as to which such Stock Grant is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a fair market value equal as of the date of acceptance of the Stock Grant to the purchase price of the Stock Grant determined in good faith by the Administrator, or (c) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in
Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above.

  The Company shall then reasonably promptly deliver the Shares as to which such Stock Grant was accepted to the Participant (or to the Participant's Survivors, as the case may be), subject to any escrow provision set forth in the Stock Grant Agreement. In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

  The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant or Stock Grant Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant was made, if the amendment is adverse to the Participant.

10. Rights as a Shareholder.

  No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company's share register in the name of the Participant.

11. Assignability and Transferability of Stock Rights.

  By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise determined by the Administrator and set forth in the applicable Option Agreement or Stock Grant Agreement. The designation of a beneficiary of a Stock Right by a Participant shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant's lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

12. Effect on Options of Termination of Service Other Than for "Cause" or Death or Disability.

  Except as otherwise provided in the pertinent Option Agreement in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

    a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination for "cause", Disability, or death for which events there are special rules in Paragraphs 13, 14, and 15, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in the pertinent Option Agreement.

    b. Except as provided in Subparagraph (c) below, or Paragraph 14 or 15, in no event may an Option Agreement provide, if an Option is intended to be an ISO, that the time for exercise be later than three (3) months after the Participant's termination of employment.

    c. The provisions of this Paragraph, and not the provisions of Paragraph 14 or 15, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant's Disability or death within three (3) months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one (1) year after the date of the Participant's termination of employment, but in no event after the date of expiration of the term of the Option.

    d. Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause", then such Participant shall forthwith cease to have any right to exercise any Option.

    e. A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

    f. Except as required by law or as set forth in the pertinent Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

13. Effect on Options of Termination of Service for "Cause".

  Except as otherwise provided in the pertinent Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for "cause" prior to the time that all his or her outstanding Options have been exercised:

    a. All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for "cause" will immediately be forfeited.

    b. For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of "cause" will be conclusive on the Participant and the Company.

    c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause", then the right to exercise any Option is forfeited.

    d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

14. Effect on Options of Termination of Service for Disability.

  Except as otherwise provided in the pertinent Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

    a. To the extent exercisable but not exercised on the date of Disability;
  and

    b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Participant not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days of such accrual period prior to the date of Disability.

  A Disabled Participant may exercise such rights only within a period of not more than one (1) year after the date of the Participant's termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

  The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

15. Effect on Options of Death While an Employee, Director or Consultant.

  Except as otherwise provided in the pertinent Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

    a. To the extent exercisable but not exercised on the date of death; and

    b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights which would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days of such accrual period prior to the Participant's death.

  If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

16. Effect of Termination of Service on Stock Grants.

  In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

  For purposes of this Paragraph 16 and Paragraph 17 below, a Participant to whom a Stock Grant has been offered under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

  In addition, for purposes of this Paragraph 16 and Paragraph 17 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

17. Effect on Stock Grants of Termination of Service Other Than for "Cause" or Death or Disability.

  Except as otherwise provided in the pertinent Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination for "cause," Disability, or death for which events there are special rules in Paragraphs 18, 19, and 20, respectively, before all Company rights of repurchase shall have lapsed, then the Company shall have the right to repurchase that number of Shares subject to a Stock Grant as to which the Company's repurchase rights have not lapsed.

18. Effect on Stock Grants of Termination of Service for "Cause".

  Except as otherwise provided in the pertinent Stock Grant Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for "cause":

    a. All Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the purchase price, if any, thereof.

    b. For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of "cause" will be conclusive on the Participant and the Company.

    c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause," then the Company's right to repurchase all of such Participant's Shares shall apply.

    d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

19. Effect on Stock Grants of Termination of Service for Disability.

  Except as otherwise provided in the pertinent Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the Company's rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant as would have lapsed had the Participant not become Disabled prior to the end of the vesting period which next ends following the date of Disability. The proration shall be based upon the number of days of such vesting period prior to the date of Disability.

  The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

20. Effect on Stock Grants of Death While an Employee, Director or Consultant.

  Except as otherwise provided in the pertinent Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an
Affiliate: to the extent the Company's rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant as would have lapsed had the Participant not died prior to the end of the vesting period which next ends following the date of death. The proration shall be based upon the number of days of such vesting period prior to the Participant's death.

21. Purchase for Investment.

  Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

    a. The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

    "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

    b. At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

22. Dissolution or Liquidation of the Company.

  Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation.

23. Adjustments.

  Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the pertinent Option Agreement or Stock Grant Agreement:

  A. Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise or acceptance of such Stock Right may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the purchase price per share to reflect such events. The number of Shares subject to the limitation in Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events.

  B. Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

  With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants by substituting on an equitable basis for the

Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Stock Grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Stock Grants shall terminate; or (iii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of an Acquisition, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

  C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising or accepting a Stock Right shall be entitled to receive for the purchase price, if any, paid upon such exercise or acceptance the securities which would have been received if such Stock Right had been exercised or accepted prior to such recapitalization or reorganization.

  D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

24. Issuances of Securities.

  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

25. Fractional Shares.

  No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

26. Conversion of ISOs into Non-Qualified Options; Termination of ISOs.

  The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

27. Withholding.

  In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 28) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

28. Notice to Company of Disqualifying Disposition.

  Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or
(b) one year after the date the Key Employee acquired Shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

29. Termination of the Plan.

  The Plan will terminate on 10 years after adoption, the date which is ten
(10) years from the earlier of the date of its adoption and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders of the Company; provided, however, that any such earlier termination shall not affect any Option Agreements or Stock Grant Agreements executed prior to the effective date of such termination.

30. Amendment of the Plan and Agreements.

  The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements and Stock Grant Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements and Stock Grant Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

31. Employment or Other Relationship.

  Nothing in this Plan or any Option Agreement or Stock Grant Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

32. Governing Law.

  This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

                             CYBERIAN OUTPOST, INC.
                               (a/k/a OUTPOST.COM)

                 THIS PROXY IS BEING SOLICITED BY OUTPOST.COM'S
                               BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated June 28, 2000, in connection with the Annual Meeting to be held at 10:30 a.m. on Wednesday, July 26, 2000 at the Sheraton NY Hotel and Towers, 7th Avenue and 52nd Street, Riverside Suite 3rd Floor, New York, New York and hereby appoints Robert A. Bowman and Katherine N. Vick, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Outpost.com registered in the name provided herein which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposals 2 and 3.

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                                  -----------
                  (Continued and to be signed on reverse side)    SEE REVERSE
                                                                      SIDE
                                                                  -----------

[COMPANY LOGO APPEARS HERE]   VOTE BY PHONE - 1-800-690-6803
CYBERIAN OUTPOST, INC.        Use any touch-tone telephone to transmit your
P.O. BOX 9141                 voting instructions. Have your proxy card in hand
FARMINGDALE, NY 11735         when you call. You will be prompted to enter your
                              12-digit Control Number which is located below and then follow the simple instructions the Vote
                              Voice provides you.

                              VOTE BY INTERNET - www.proxyvote.com
                              Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

                              VOTE BY MAIL -
                              Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Cyberian Outpost, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


                         Please date, sign and mail your

                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders

                                   OUTPOST.COM

                                  July 26, 2000






TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                    CYBER1    KEEP THIS PORTION FOR YOUR RECORD
-------------------------------------------------------------------------------
                                            DETACH AND RETURN THIS PORTION ONLY.
             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CYBERIAN OUTPOST, INC.

The Board of Directors recommends a vote FOR Proposals 1 through 3.

1. Election of directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate).

    Nominees:  01) Katherine N. Vick    FOR   WITHHOLD   FOR ALL
               02) Donald Riegle, Jr.   ALL     ALL      EXCEPT
               03) Leo J. Hindery, Jr.  [_]     [_]       [_]

    To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
                               -------------------------------------------------

VOTE ON PROPOSALS

2.  Proposal to increase by 900,000 shares the     FOR   AGAINST   ABSTAIN
    aggregate number of shares reserved for        [_]     [_]       [_]
    issuance under Cyberian Outpost's 1998
    Employee, Director and Consultant Stock Plan.

3.  Proposal to Ratify the Appointment of KPMG     FOR   AGAINST   ABSTAIN
    LLP as Cyberian Outpost's independent          [_]     [_]       [_]
    auditors for the fiscal year ending
    February 28, 2001.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.


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| ___________________________________________________ | ______________________|
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Signature [PLEASE SIGN WITHIN BOX]                       DATE

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| ___________________________________________________ | ______________________|
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Signature [JOINT OWNERS]                                 DATE